SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2024
DAVE & BUSTER’S ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35664	35-2382255
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1221 S. Belt Line Rd., Suite 500 Coppell, TX 75019
(Address of principal executive offices)
Registrant’s telephone number, including area code: (214) 357-9588
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	PLAY	NASDAQ Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 – Financial Information
Item 2.02.    Results of Operations and Financial Condition.
The information contained in Item 2.02 of this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Furthermore, the information contained in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended.
On December 10, 2024, Dave & Buster’s Entertainment, Inc. (the “Company”) issued a press release announcing results its third quarter 2024 results. A copy of this Press Release is attached hereto as Exhibit 99.1.
Section 5 - Corporate Governance and Management
Item 5.02.    Departure of of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 10, 2024, Dave & Buster’s Entertainment, Inc. (the “Company”) announced that Chris Morris, the Company’s Chief Executive Officer ("CEO”), tendered his resignation as CEO and Director on December 8, 2024, effective December 10, 2024, to pursue other interests. Also on December 9, 2024, Kevin Sheehan, the Company’s current Chair of the Board, was appointed as the Company’s interim CEO, effective December 10, 2024. It is anticipated that Mr. Sheehan will serve in such position until the appointment by the Board of a permanent CEO. Biographical and other information required in this Item 5.02 under Regulation S-K concerning Mr. Sheehan is included in the Company’s definitive proxy statement for the 2024 Annual Meeting of Shareholders, filed with the SEC on May 8, 2024, and is incorporated by reference herein. Further, effective December 10, 2024, the Board reduced its size to seven members following Mr. Morris' departure from the Board, and appointed James Chambers as Vice Chair of the Board and Mike Griffith as Lead Independent Director.
In connection with his service as interim CEO, Mr. Sheehan and the Board have entered into a letter agreement (the “Sheehan Agreement”) pursuant to which Mr. Sheehan will receive the following compensation as interim CEO: (i) a base salary at an annual rate of $850,000, (ii) a prorated annual bonus based on his service as interim CEO with a target bonus of 100% of his base salary, (iii) a grant of restricted stock units (RSUs) with a grant date value of $2,000,000, which will vest in full upon the earliest to occur of (x) one year from the date of grant, (y) the commencement date of employment of a permanent CEO (other than Mr. Sheehan), or (z) the termination of his employment in connection with a change in control; (iv) a grant of performance share units (PSUs) with respect to up to 20,000 shares of Company common stock having a one-year performance period that will be earned only upon achieving specified stock price levels and vesting terms established by the Compensation Committee; and (v) reimbursement of business expenses, including certain commuting and housing expenses (not to exceed $15,000 per month in the aggregate absent further approval). The Sheehan Agreement also provides for customary restrictive covenants, including non-compete, non-solicit and non-hire and confidentiality covenants. Mr. Sheehan will not receive any compensation as a director during his tenure as interim CEO, other than continued vesting of his restricted stock units granted in April 2024.
The Company’s Amended and Restated 2014 Omnibus Incentive Plan expired in accordance with its terms on October 6, 2024. Accordingly, on December 5, 2024, the Board approved a new 2025 Omnibus Incentive Plan (the “2025 Plan”). The adoption of the 2025 Plan is conditioned on approval by the Company’s stockholders at the 2025 Annual Meeting of Stockholders. The RSUs and PSUs to be granted to Mr. Sheehan as described in the preceding paragraph are conditioned upon stockholder approval of the 2025 Plan. If stockholder approval of the 2025 Plan is not received within one year of the date the Board approved the 2025 Plan, the awards will be automatically cancelled.
Section 9 – Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits
(d)Exhibits.

99.1	Press release dated September 10, 2024.
104	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: December 10, 2024	By:	/s/ Darin Harper
Darin Harper
Chief Financial Officer
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